UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-201017	38-3917371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street, Harrisburg, Pennsylvania	17110
(Address of principal executive offices)	(Zip Code)

(717) 957-1297

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On December 31, 2015, at 11:59 p.m., Eastern Time, and pursuant to the Agreement and Plan of Merger (the “Agreement”) between Riverview Bank, the wholly owned subsidiary of Riverview Financial Corporation (“Riverview”), and Citizens National Bank of Meyersdale (“Citizens”), dated October 30, 2014, Citizens was merged with and into Riverview Bank, with Riverview Bank surviving.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Directors.

Pursuant to the terms of the Agreement, effective as of the closing of the Merger on December 31, 2015, the following former members of the Board of Directors of Citizens, who were selected by Citizens and approved by Riverview, were appointed to the Riverview Board of Directors to the indicated class of directors:

•	Timothy E. Resh (Class 2) and

•	Frances A. Bedekovic (Class 2).

The committees on which they will serve have not yet been determined.

Item 8.01. Other Events.

On January 4, 2016, Riverview issued a press release announcing the completion of the merger. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements and Exhibits

The required financial statements will be filed no later than 71 days after the date that this Form 8-K report is required to be filed (March 18, 2016).

(b)	Pro Forma Financial Information

The required pro forma information will be filed no later than 71 days after the date that this Form 8-K report is required to be filed (March 18, 2016). An unaudited pro forma combined income statement for the year ended December 31, 2014 is contained in Riverview’s Registration Statement on Form S-4 (Registration Statement No. 333-201017) and is incorporated herein by reference.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated:	January 5, 2016	/s/ Kirk D. Fox
Kirk D. Fox
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 4, 2016.